Exhibit 4.1
AMENDMENT NO. 2 TO
RIGHTS AGREEMENT
This Amendment No. 2 to Rights Agreement dated as of July 28, 2014 (this “Amendment”), is made by and between Virco Mfg. Corporation, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation and successor-in-interest to Mellon Investor Services LLC (the “Rights Agent”). This Amendment amends that certain Rights Agreement, dated as of October 18, 1996, by and between the Company and The Chase Manhattan Bank, as amended by Amendment No. 1 dated April 27, 2007, between the Company and Mellon Investor Services LLC as successor to The Chase Manhattan Bank (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Agreement.
RECITALS
WHEREAS, the Company previously authorized, declared and paid a dividend of one preferred stock purchase right (a “Right”) for each share of common stock, par value .01 per share, of the Company subject to the terms and conditions of the Agreement;
WHEREAS, pursuant to the Agreement, the Rights will expire on October 25, 2016;
WHEREAS, the Board of the Directors of the Company deems it to be in the best interests of the Company to amend the Agreement, in accordance with the terms hereof, to shorten the term of the Rights and to make such other changes as provided herein; and
WHEREAS, the Company and the Rights Agent desire to enter into this Amendment to shorten the term of the Rights and to make such other changes as provided herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Rights Agent hereby agree as follows:
AGREEMENT
1.    Section 1(n) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(n) “Expiration Date” shall mean July 28, 2014, unless the Distribution Date shall occur on or prior to such date and the Rights shall have been separated from the Common Shares pursuant to the terms of this Agreement, in which case “Expiration Date” shall mean the date which is the tenth anniversary of the Distribution Date.”
2.     The references to “Mellon Investor Services LLC” in Section 3(e) and Section 3(f) of the Agreement are hereby deleted and replaced with “Computershare Inc.”
3.    The provision of Section 26 of the Agreement relating to the address of the Rights Agent is hereby deleted in its entirety and replaced with the following:
“Computershare Inc.
250 Royall Street
Canton, MA 02021
Attention: Client Services
Facsimile No.: (781) 575-4210”

4.    The proviso in Section 32 of the Agreement is hereby deleted in its entirety.
5.    The reference to “October 25, 2016” in the block header of Exhibit B to the Agreement is hereby replaced with a reference to “July 28, 2014.”

6.    The reference to “October 25, 2016” in the first paragraph of Exhibit B to the Agreement is hereby replaced with a reference to “July 28, 2014.”
7.    The references to “Mellon Investor Services LLC” in Exhibit B are hereby replaced with references to “Computershare Inc.”
8.    Section 4 of Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the following:
“The Rights shall expire on July 28, 2014, unless the Distribution Date shall occur on or prior to such date and the Rights shall have been separated from the Common Shares pursuant to the terms of this Agreement, in which case “Expiration Date” shall mean the date which is the tenth anniversary of the Distribution Date.”
9.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed entirely within such State.
10.    This Amendment may be executed by facsimile or electronic signature and in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.
11.    Except as expressly provided in this Amendment, all terms and provisions of the Agreement shall remain unmodified and in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, this Amendment is entered into as of the date first above written.
VIRCO MFG. CORPORATION,
a Delaware corporation

By: __________________________________________________________	Name:
Title:

COMPUTERSHARE INC.,
as Rights Agent

By:	__________________________________________________________ Name:
Title: